EXHIBIT 23.3
Consent of Independent Certified Public Accountants
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 21, 2006, relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2005, appearing in the Current Report on Form 8-K, Amendment No. 1 (File No. 001-33882), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Certified Public Accountants
Houston, Texas
March 20, 2008